                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                               NSD Bancorp, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                               NSD BANCORP, INC.
                              5004 McKnight Road
                        Pittsburgh, Pennsylvania 15237

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           To Be Held April 23, 2002

  Notice is hereby given that the Annual Meeting of Shareholders of NSD Bancorp, Inc. will be held in the Ballroom of the Holiday Inn, 4859 McKnight Road, Pittsburgh, Pennsylvania, on April 23, 2002, at 3:00 P.M. eastern daylight savings time, for the following purposes:

  (1) To elect five persons to the Board of Directors of the corporation, to hold office for a two-year term and until their successors are duly elected and qualified.

  (2) To ratify the appointment of Deloitte & Touche, L.L.P., Certified Public Accountants, as independent auditors and accountants for the corporation for the year ending December 31, 2002.

  (3) To transact such other business as may properly come before the meeting.

  The Board of Directors established the close of business on March 12, 2002, as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting and any adjournment or postponement of the meeting.

  It is important that your shares be represented at this meeting regardless of the number of shares that you hold. Please complete, sign and date the enclosed proxy and return it in the enclosed postage-paid envelope, whether or not you plan to attend the meeting.

                                          By Order of the Board of Directors,

                                          Gloria J. Bush
                                          Secretary

Pittsburgh, Pennsylvania
March 26, 2002

                               NSD BANCORP, INC.
                              5004 McKnight Road
                        Pittsburgh, Pennsylvania 15237

                                PROXY STATEMENT

                        Annual Meeting of Shareholders
                                April 23, 2002

                              GENERAL INFORMATION

  NSD Bancorp, Inc. is furnishing this proxy statement to holders of its common stock in connection with the solicitation of proxies on behalf of the Board of Directors of the corporation to be used at the Annual Meeting of Shareholders and any adjournment or postponement of the meeting. The corporation is holding the Annual Meeting on Tuesday, April 23, 2002, at 3:00 p.m. eastern daylight savings time, in the Ballroom of the Holiday Inn, 4859 McKnight Road, Pittsburgh, Pennsylvania 15237. The approximate mailing date of this proxy statement and the accompanying proxy is March 26, 2002.

  The corporation is a Pennsylvania business corporation and a bank holding company registered with the Federal Reserve Board having its principal offices at 5004 McKnight Road, Pittsburgh, Pennsylvania 15237, telephone (412) 231-6900. The sole and wholly-owned subsidiary of the corporation is NorthSide Bank.

Record Date, Voting Rights and Outstanding Stock

  Only holders of common stock of record at the close of business on March 12, 2002, are eligible for notice of and to vote at the annual meeting. The number of shares of common stock, par value $1.00 per share outstanding and entitled to vote as of the record date was 2,936,879. On all matters to come before the Annual Meeting, each share of common stock entitles its owner to one vote. There is no other authorized class of stock.

  If your shares are registered directly in your name with NSD Bancorp, Inc.'s transfer agent, Registrar and Transfer Company, you are considered, with respect to those shares, the shareholder of record, and these proxy materials are being sent directly to you by the corporation. As a shareholder of record, you have the right to grant your voting proxy directly to the proxy holders or to vote in person at the meeting. The corporation has enclosed a proxy card for your use.

  If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker or nominee which is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker how to vote and are also invited to attend the meeting. However, since you are not the shareholder of record, you may not vote these shares in person at the meeting. Your broker or nominee has enclosed a voting instruction card for you to use in directing the broker or nominee how to vote your shares.

Solicitation and Voting of Proxies

  The Board of Directors solicits this proxy for use at the corporation's 2002 Annual Meeting of Shareholders. The corporation's directors and officers and bank employees may solicit proxies in person or by telephone, facsimile, telegraph or mail, but only for use at the annual meeting. The corporation will pay the cost of preparing, assembling, printing, mailing and soliciting proxies and any additional material that the corporation sends to its shareholders. The corporation will make arrangements with brokerage firms and other custodians, nominees, and fiduciaries to forward proxy solicitation materials to the owners of stock held by these persons. The corporation will reimburse these persons for their reasonable forwarding expenses.

  Shares represented by proxies on the accompanying proxy, if properly signed and returned, will be voted in accordance with the specifications made by the shareholders. The proxy holders will vote any proxy not specifying to the contrary as follows:

  . FOR the election of the nominees for First Class Director named below; . FOR ratification of Deloitte & Touche, L.L.P., as independent public accountants for the year ending December 31, 2002.

Quorum

  Pennsylvania law and the corporation's By-Laws require the presence of a quorum for each matter to be acted upon at the annual meeting. Pursuant to
Article III, Section 3.04 of the By-Laws, the presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast constitutes a quorum for the transaction of business at the annual meeting. Votes withheld and abstentions will be counted in determining the presence of a quorum for the particular matter. The corporation will not count broker non-votes in determining the presence of a quorum for the particular matter. A broker non-vote occurs when a broker nominee, holding shares for a beneficial owner, does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item, and has not received instructions from the beneficial owner.

Vote Required for Approval

  Assuming the presence of a quorum, the five nominees for director receiving the highest number of votes cast by shareholders entitled to vote for the election of directors will be elected. Votes withheld from a nominee and broker non-votes will not be cast for any nominee. Assuming the presence of a quorum, the affirmative vote of a majority of votes cast by shareholders entitled to vote will be sufficient to approve the ratification of independent public accountants. Abstentions and broker non-votes, which do not count either for or against a proposal, have the practical effect of reducing the number of affirmative votes required to achieve a majority for the matter by reducing the total number of votes from which the required majority is calculated.

Revocability of Proxy

  Shareholders who sign proxies may revoke them at any time before they are voted by:

  . delivering written notice of the revocation to Gloria J. Bush, Secretary of NSD Bancorp, Inc., at 5004 McKnight Road, Pittsburgh, PA 15237, or
  . delivering a properly executed later-dated proxy to Gloria J. Bush, Secretary of NSD Bancorp, Inc., at 5004 McKnight Road, Pittsburgh, PA 15237, or
  . attending the meeting and voting in person after giving written notice to the Secretary of the corporation.

  You have the right to vote and, if desired, to revoke your proxy any time before the annual meeting. Should you have any questions, please contact Gloria
J. Bush, Secretary at (412) 366-8148.

Method of Voting

 Proxy Voting

  .  Mark your selections.
  . Date your proxy and sign your name exactly as it appears on your proxy. . Mail the proxy to NSD Bancorp, Inc. in the enclosed postage-paid envelope.

 Voting in Person

  . Attend the annual meeting and show proof of eligibility to vote. . Obtain a ballot.
  .  Mark your selections.
  . Date your ballot and sign your name exactly as it appears in the corporation's transfer book.

Principal Shareholders of the Corporation

  The following table presents selected information concerning ownership of the corporation's common stock by persons known to the corporation to be the beneficial owner of more than 5% of the outstanding shares of the corporation's common stock as of March 12, 2002. Each individual has sole voting and investment power with respect to the shares listed except as otherwise indicated in the footnotes to the table.

                                                                  Percentage of
                                           Amount and Nature of    Outstanding
   Name and Address                       Beneficial Ownership(a) Common Stock
   ----------------                       ----------------------- -------------
   Sky Financial Group, Inc.
    221 S. Church Street
    Bowling Green, OH 43402..............          317,820            10.82%
   William R. Baierl
    5004 McKnight Road
    Pittsburgh, PA 15237.................        325,326(b)           11.08%

--------
(a) The securities "beneficially owned" by an individual are determined in accordance with the definitions of "beneficial ownership" set forth in the General Rules and Regulations of the Securities and Exchange Commission and may include securities owned by or for the individual's spouse and minor children and any other relative who has the same home, as well as securities to which the individual has, or shares, voting or investment power or has the right to acquire beneficial ownership within 60 days after March 12, 2002. Beneficial ownership may be disclaimed as to certain of the securities.

(b) Includes 133,933 shares owned by a company controlled by Mr. Baierl. Also includes 11,133 shares held in trust as to which Mr. Baierl has voting and dispositive power but disclaims beneficial ownership, and options to purchase 3,109 shares granted under the Corporation's Non-Employee Director Stock Option Plan.

Shareholder Proposals and Nominations

  Shareholders of the corporation may submit proposals to be considered for shareholder action at the Annual Meeting of Shareholders in 2003, if they do so in accordance with the appropriate regulations of the Securities and Exchange Commission. Any proposal must be received by the Secretary of the corporation, or, in the case of directors' nominations, the proposal must be received by either the Secretary of the corporation or the Chairman of the Nominating Committee, at the corporation's address (listed on Page 1 of this proxy statement) no later than November 26, 2002, to be included in the corporation's proxy materials relating to that meeting.

  Also, regardless of whether a proposal will be included in the proxy statement, if a shareholder proposal, other than a nomination, is submitted to the corporation after February 9, 2003, the corporation will consider it untimely, under SEC Regulations, and, proxy holders may vote on the proposal at their discretion. Any proposals should be addressed to the Secretary.

  Separate procedures apply for nominating directors. The corporation's Nominating Committee will consider shareholder nominations for directors. A shareholder who desires to nominate an individual for election to the Board of Directors must submit a proposal in writing, including the candidate's resume, to either Gloria J. Bush, Secretary of the corporation or Arthur J. Rooney, II, Chairman of the Nominating Committee, at the corporation's principal business address no later than 60 days in advance of the annual meeting. The November 26, 2002, deadline for inclusion in the corporation's 2003 proxy statement also applies to nominations.

                             ELECTION OF DIRECTORS
                                 (Proposal 1)

  The corporation's Articles of Incorporation provide that the Board of Directors shall be divided into two classes as nearly equal in number as possible, with the term of office of one class expiring each year. Shareholders will elect five First Class Directors at the annual meeting. Each First Class Director will serve for a term of two years or until his or her successor has been duly elected and qualified.

  Pursuant to the corporation's Articles of Incorporation, voting rights for the election of directors are not cumulative. Each shareholder entitled to vote has the right to cast one vote for each share of stock held for each of the candidates to be elected. The nominees receiving the highest number of votes cast by shareholders entitled to vote will be elected.

  The persons named in the enclosed proxy will vote FOR the election of the nominees named below unless authority is withheld. Each nominee has consented to be named as a nominee and has agreed to serve if elected. If for any reason any of the persons named below should become unavailable to serve (an event which management does not presently anticipate), proxies will be voted for the remaining nominees and a person that the Board of Directors may designate.

  Set forth below as of March 12, 2002, are the names of the current First Class Directors and the names of the Second Class Directors together with certain information regarding each of them:

First Class Directors --Term Expiring in 2002 And Nominees for Reelection-- Term to Expire in 2004

                          Principal Occupation or Employment for       Age as of
                          Past Five Years, and all Positions and       March 12, Director
Name                      Offices with the Corporation and the Bank      2002    Since (1)
----                      -------------------------------------------- --------- ---------
Nicholas C. Geanopulos..  President of N.C. Geanopulos, Inc.               53      1988
                          (restaurant services);
                          President of Geanopulos Representations


Gus P. Georgiadis.......  President, TRIAD USA (benefits consultant)       47      1999


Lloyd G. Gibson.........  President and Chief Executive Officer of         46      1993
                          the corporation and the bank(from 1993
                          to present)


Charles S. Lenzner......  Vice President, Lenzner Tours and                52      1990
                          Lenzner Coach Lines;
                          Vice President, Lenzner Transportation, Inc.
                          (transportation services)


Kenneth L. Rall.........  President, Renaissance Home Sales, Inc.          69      1987

--------
(1) Includes any service as a Director of the Bank prior to the formation of the Corporation in 1993.

Directors Continuing in Office:

Second Class Directors --Term Expiring in 2003

                         Principal Occupation or Employment for         Age as of
                         Past Five Years, and all Positions and         March 12, Director
Name                     Offices with the Corporation and the Bank        2002    Since (1)
----                     ---------------------------------------------  --------- ---------
William R. Baierl....... President and Chief Executive Officer of           73      1977
                         Baierl Chevrolet, Inc.
                         (automobile dealership)
John C. Brown, Jr....... Vice President/Regional Executive/                 62      2001
                         District Manager of Pittsburgh National
                         Bank, April 1971-1999 (Retired)
Grant A. Colton, Jr..... Chairman of the Board of GA Industries,            61      1990
                         Inc. (valve manufacturer)
L. R. Gaus.............. Managing Partner of Gaus Siegel,                   69      1971
                         McMillen & Davisson LLC (accountants
                         and tax consultants); Chairman of the
                         Board of the corporation and the bank
David J. Malone......... Founding Principal and CFO of Gateway              47      2001
                         Financial (life insurance and estate planning)
Arthur J. Rooney, II.... Attorney and Partner--Klett, Rooney,               49      1988
                         Lieber, & Schorling (law firm)

--------
(1) Includes any service as a Director of the Bank prior to the formation of the Corporation in 1993.

Nominees for First Class Directors --Term Expiring in 2004

  Set forth below are the names of the nominees for First Class Director who are standing for election at the annual meeting for a two-year term:

  .  Nicholas C. Geanopulos

  .  Gus P. Georgiadis

  .  Lloyd G. Gibson

  .  Charles S. Lenzner

  .  Kenneth L. Rall

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR.

Meetings of the Board of Directors and Standing Committees; Directors' Compensation

  The corporation's Board of Directors met twelve times during 2001. Each of the Directors, except Arthur J. Rooney, II, attended at least 75% of the meetings of the Board of Directors and committees of which he is a member.

  During 2001, the corporation's Board of Directors maintained 4 standing committees: Nominating, Audit, Stock Option and Personnel. The function of each of these committees is described below.

NOMINATING:    This committee considers director candidates recommended by shareholders who submit the candidate's resume by sending it to the Chairman of the Nominating Committee at the corporation's principal business address. This committee met 1 time during 2001. Mr. Arthur J. Rooney, II serves as chairman of this committee.

AUDIT: This committee makes suggestions to management to improve internal control and to protect against improper security for all assets and records. This committee also reviews the reports prepared by regulatory authorities, recommends the independent auditors and reviews their services. This committee met 6 times in 2001. Mr. Kenneth L. Rall serves as chairman of this committee.

STOCK OPTION:  This committee's function is to administer and approve stock option grants under the 1994 Stock Option Plan and interpret the plan and prescribe rules, regulations, and procedures in connection with the operation of the plan as it shall deem to be necessary and advisable for the administration of the plan consistent with the purposes of the plan. This committee met 1 time in 2001. Mr. Grant A. Colton, Jr. serves as chairman of this committee.

PERSONNEL:     The bank's personnel committee, which acts as a compensation committee for the corporation, establishes terms of employment and compensation for all officers of the bank, reviews and recommends employee benefits, bonus and similar plans to the Board for its approval and administers, construes and interprets any such plans. This committee met 2 times in 2001.
               Mr. William Baierl serves as chairman of this committee.

                                COMMITTEE TABLE

               Director                 Nominating Audit Stock Option Personnel
               --------                 ---------- ----- ------------ ---------
William R. Baierl......................      X                 X           X

John C. Brown, Jr......................

Grant A. Colton, Jr....................      X        X        X

L. R. Gaus.............................                        X           X

Nicholas C. Geanopulos.................               X

Gus P. Georgiadis......................               X

Lloyd G. Gibson........................                        X           X

Charles S. Lenzner.....................

David J. Malone........................

Kenneth L. Rall........................               X                    X

Arthur J. Rooney, II...................      X

  Total Number of Meetings Held in 2001      1        6        1           2

  The directors of the corporation also serve as directors of the bank. Each non-employee director of the bank is paid a fee of $800 per month base rate plus $200 for each bank Board of Directors meeting or committee meeting attended, not to exceed $1,000 monthly, except that L. R. Gaus voluntarily received no base rate fee, meeting or committee fees during the entire year. Directors of the corporation currently are not paid for attendance at meetings of the corporation's Board of Directors or committees thereof. Non-employee Directors of the corporation also receive grants of stock options under the corporation's Non-Employee Director Stock Option Plan. In addition to the per meeting compensation, L. R. Gaus received compensation in the amount of $24,000 during 2001, payable on a monthly basis, for services rendered as Chairman of the Board of the corporation.

Compensation Committee Interlocks and Insider Participation


  Lloyd G. Gibson, President and Chief Executive Officer of the corporation and the bank, is a member of the bank's Personnel Committee (which acts as a compensation committee for the corporation and the bank). Mr. Gibson did not participate in any deliberations of the Personnel Committee with regard to his compensation during 2001.

Executive Officers of the Corporation

  The following table sets forth as of March 12, 2002, the name, age, position held and business experience of each executive officer of the corporation.

                      Age as of        Position Held and Business
 Name               March 12, 2002 Experience During Last Five Years   Since(a)
 ----               -------------- ---------------------------------   --------
 Lloyd G. Gibson...       46       President and Chief Executive         1993
                                   Officer of the bank and the
                                   corporation (1993-present)



 Wayne A. Grinnik..       51       Senior Vice President and Chief       1999
                                   Lending Officer of the bank
                                   (1999-present); Vice President of
                                   Century National Bank (1986-1999)



 James P. Radick...       39       Senior Vice President, Chief          1993
                                   Financial Officer and Treasurer
                                   of the bank and Treasurer of the
                                   corporation (1993-present)

--------
(a) Includes any service as an officer of the bank prior to the formation of the corporation in 1993.

Remuneration of Management

  The following table is a summary of certain information concerning the compensation awarded or paid to, or earned by, the corporation's chief executive officer during each of the last three fiscal years. No other executive officer employed by the corporation or the bank received aggregate remuneration exceeding $100,000 during 2001.

                          SUMMARY COMPENSATION TABLE

                                                             Long Term Compensation
                                                         -------------------------------
                                                                    Awards    Payouts
                                                                    ------- ------------
                                                         Securities
                                              Restricted Underlying
 Name and Principal                             Stock     Options/   LTIP    All Other
      Position       Year   Salary     Bonus   Award(s)   SARs(#)   Payouts Compensation
 ------------------  ---- ----------  ------- ---------- ---------- ------- ------------
Lloyd G. Gibson,     2001 $159,663(2) $10,000      0       4,725        0     13,191(1)
 President and Chief 2000  146,388(2)  13,500      0       4,961        0     14,222(1)
 Executive Officer   1999  143,448(2)  15,000      0       5,512        0     13,997(1)

--------
(1) Represents amount of contributions by the bank pursuant to the bank's Profit Sharing Plan $9,197, $9,154, and $8,101 for 1999, 2000, and 2001
   respectively; and 401(k) Plan employee matching contributions of $4,800, $5,068, and $5,090 for 1999, 2000 and 2001 respectively.

(2) Other annual compensation consisted of an automobile allowance, the value of which did not exceed either $50,000 or 10% of the named executive's annual salary and bonus and is not included in this amount.

  Mr. Gibson serves as President and Chief Executive Officer of the bank and the corporation under an employment agreement with the bank dated July 1, 1993, which is renewable for additional one year periods after July 1, 1995. The agreement provides for an initial employment term of two years and has been continuously renewed since the end of the initial term. The corporation and the bank most recently renewed the agreement for an additional one year term in 2001 that will expire July 1, 2002. For the period July 1, 2001, through June 30, 2002, the base annual compensation is set at $152,328 (subject to review of the Board of Directors). In addition, the agreement entitles Mr. Gibson to participate in any incentive compensation program or stock option plan implemented by the corporation or the bank and customary insurance and other benefit programs for executives of the corporation or the bank.

           PERSONNEL COMMITTEE AND STOCK OPTION COMMITTEE REPORT ON
                            EXECUTIVE COMPENSATION

  The bank's Personnel Committee has acted, and continues to act, as a compensation committee for the bank and the corporation because the corporation, a bank holding company organized in 1993, does not have any employees (named executive officers of the corporation are employed and compensated by the bank). The central objective of the bank's compensation policies is to provide fair and reasonable compensation to all employees.

  As a matter of long-standing, general practice, the base salaries payable to the executive officers for their services in a particular year are fixed at or about the beginning of the year, upon the recommendation of the bank's Personnel Committee and subject to approval by the corporation's Board of Directors.

  Under the bank's compensation policy, base salaries for executive officers are determined principally after consideration of :

  . pay survey information independently prepared by L. R. Webber Associates, Inc. for 21 other bank and thrift institutions having total assets of $300 million to $499 million located in the eight county region comprising Southwestern Pennsylvania;

  .  internal performance reviews for each officer;

  .  other criteria such as seniority and individual performance.

  The overall performance of the bank and the corporation is a factor considered in determining base salary only to the extent it reflects individual performance by the officer; however, executive officers also were compensated during 2001 under the bank's profit sharing plan, which provides for annual discretionary contributions by the bank based on the bank's financial performance. For 2001, salary increases were awarded to the executive officers whose increases averaged 12.16%.

  Lloyd G. Gibson, the Chief Executive Officer of the corporation and the bank, was hired effective July 1, 1993, pursuant to an employment agreement which set his base salary for the initial year of the agreement. Mr. Gibson received a base salary increase of 3.00% effective July 1, 2001, to $152,328. This increase was based on the Committee's review of pay survey information (as described above), the salaries paid historically to previous Chief Executive Officers of the bank and the Committee's evaluation of his individual performance, in particular, the current favorable financial performance of the corporation relative to the internal budget and also to peer group performance levels. Mr. Gibson's compensation ranks at or about the 50th percentile of the comparative group of banks as listed in the L. R. Webber Associates, Inc. pay survey described above. Mr. Gibson also participated in the bank's profit sharing plan described above.

  During 2001, the Stock Option Committee granted stock options covering an aggregate of 9,975 shares of common stock to the corporation's executive officers, including options covering 4,725 shares granted to Mr. Gibson, the Chief Executive Officer. The number of options granted to executive officers was based primarily on the officer's relative position and the Committee's assessment of the officer's value to the corporation and the bank and, to a lesser extent, individual performance.

By the Members of the Personnel Committee:

William R. Baierl, L.R. Gaus,
Lloyd G. Gibson, and Kenneth L. Rall

By the Members of the Stock Option Committee:

William R. Baierl, Grant A. Colton, Jr.,
L. R. Gaus, and Lloyd G. Gibson

Employee Benefit Plans

  The following descriptions of certain employee benefit plans of the bank are summaries and do not purport to be complete. These descriptions are qualified in their entirety by the provisions of the respective plans.

  401(k) Plan. The NorthSide Bank 401(k) Plan was established January 1, 1995. Under the NorthSide Bank 401(k) Plan, employees of NorthSide Bank may elect to participate in the 401(k) Plan after they have completed one year of service, completed 1,000 hours of service and attained age 21. Those employees who participate may elect to make a salary deferral contribution up to 15% of compensation. The bank will make a matching contribution equal to 50% of the employee's salary deferral contribution. The amount of the bank's matching contribution, however, shall not exceed 6% of an employee's compensation. NorthSide Bank may also elect to make a discretionary contribution, which would be allocated to participants who are employed on the last day of the plan year (December 31) and have worked at least 1,000 hours in that same year. This contribution would be allocated on a prorata basis using compensation. The employees are always 100% vested in their salary deferral accounts. The vesting for employee and employer matching accounts shall be:
33.33% for one year of service; 66.67% for two years of service; and 100% for three years of service. Upon termination, if the participant's account balance does not exceed $3,500, he or she may receive his or her distribution in the first plan year following the date of termination. If the employee's account balance exceeds $3,500, he or she may receive his or her distribution as of any date in the first plan year beginning after termination of employment or attainment of normal retirement age. Future benefits cannot be estimated because the benefits are contingent upon future events.

1994 Stock Option Plan

  During 2001, the corporation granted a total of 26,248 stock options under the corporation's 1994 Stock Option Plan to 31 employees. During 2001, 11,531 stock options were exercised. The following tables set forth information relating to stock options granted under the plan to the Chief Executive Officer of the corporation during 2001 and the aggregate values of all options granted under the plan to the Chief Executive Officer as of December 31, 2001.

                       Option Grants in Fiscal Year 2001

                             Individual Grants
                         --------------------------
                                                                        Potential realizable value
                                                                          at assumed annual rates
                                  Percent of total  Exercise            of stock price appreciation
                         Options options granted to or base               for option term (2)(3)
                         Granted    employees in     price   Expiration ---------------------------
Name                       (#)      fiscal year      ($/Sh)   Date(1)      5% ($)        10%($)
----                     ------- ------------------ -------- ---------- ------------- -------------
Lloyd G. Gibson.........  4,725         18.0%        $17.22   4/24/11   $     132,527 $     211,026

--------
(1) Options granted on April 24, 2001, all of which were exercisable on the date of grant.
(2) Based on the product of (a) the difference between (i) the per share market price of common stock on the date of grant, compounded annually over the term of the option (10 years) at the assumed annual rates indicated, and (ii) the exercise price per share and (b) the number of shares of common stock obtainable upon exercise of the option.
(3) Amounts shown were calculated at the assumed 5% and 10% annual rates required by the Securities and Exchange Commission and are not intended as a forecast of future appreciation in the price of common stock.

   Aggregated Option Exercises in Fiscal Year 2001 and FY-End Option Values

                                                                     Value of
                                                       Number of    unexercised
                                                      Unexercised  in-the-money
                                                      Options at    options at
                                    Shares           Fiscal year-  fiscal year-
                                   acquired             end (#)     end ($)(1)
                                      on     Value   ------------- -------------
                                   exercise Realized Exercisable/  Exercisable/
Name                                 (#)      ($)    Unexercisable Unexercisable
----                               -------- -------- ------------- -------------
Lloyd G. Gibson...................  3,000   $23,910    48,325/0     $249,628/0

--------
(1) Based on the closing price per share of common stock on the NASDAQ National Market System as of December 31, 2001, minus the exercise price per share, multiplied by the number of shares obtainable upon exercise of such options.

Audit Committee Report

  In accordance with its written charter adopted by the Board of Directors on April 25, 2000, the Audit Committee of the Board assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the corporation. During fiscal 2001, the Committee met six times, and the Committee chair, as the representative of the Committee, discussed the interim financial information contained in each quarterly earnings announcement with the CFO and independent auditors prior to public release.

  In discharging its oversight responsibility as to the audit process during fiscal 2001, the Audit Committee obtained from the independent auditors a formal written statement and letter describing all relationships between the auditors and the corporation that might bear on the auditors' independence, as required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence. The Committee also discussed with management, the internal auditors and the independent auditors the quality and adequacy of the corporation's internal controls and the internal audit function's organization, responsibilities, budget and staffing and concurred in the appointment of a new director of internal audit. The Committee reviewed with both the independent and the internal auditors their audit plans, audit scope, and identification of audit risks.

  The Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees" and, with and without management present, discussed and reviewed the results of the independent auditors' examination of the financial statements. The Committee also discussed the results of the internal audit examinations.

  The Committee reviewed the audited financial statements of the corporation as of and for the fiscal year ended December 31, 2001, with management and the independent auditors. Management has the responsibility for the preparation of the corporation's financial statements, and the independent auditors have the responsibility for the examination of those statements.

  Based on the above-mentioned review and discussions with management and the independent auditors, the Committee recommended to the Board that the corporation's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2001, for filing with the Securities and Exchange Commission. The Committee also recommended the reappointment, subject to shareholder approval, of the independent auditors and the Board concurred in such recommendation.

  The Audit Committee is comprised of four directors, all of whom are considered "independent" as defined by the National Association of Securities Dealers' listing standards.

                                          Kenneth L. Rall, Audit Committee
                                          Chairman

                                          NAMES OF COMMITTEE MEMBERS:

                                          Grant A. Colton, Jr.
                                          Nicholas C. Geanopulos
                                          Gus P. Georgiadis

Principal Accounting Firm Fees

 Audit Fees

  The aggregate fees billed by Deloitte & Touche LLP, the members firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte") for professional services rendered for the audit of the corporation's annual financial statements for the fiscal year ended December 31, 2001, and for the reviews of the financial statements included in the corporation's Quarterly Reports on Form 10-Q for that fiscal year were $72,312.

 Financial Information Systems Design and Implementation Fees

  There were no fees billed by Deloitte for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2001.

 All Other Fees

  The aggregate fees for all other services rendered by Deloitte in the 2001 fiscal year were approximately $17,355 and can be sub-categorized as follows:

    Attestation Fees. The aggregate fees for attestation services rendered by Deloite for matters such as comfort letters and consents related to SEC and other registration statements, audits of employee benefit plans, agreed-upon procedures, due diligence pertaining to acquisitions and consultation on accounting standards or transactions were approximately $5,365.

    Other Fees. The aggregate fees for all other services, such as consultation related to tax planning and compliance, improving business and operational processes and regulatory matters, rendered by Deloitte in the 2001 fiscal year were approximately $11,990.

Ownership of Securities by Corporation Directors and Executive Officers

  The following table sets forth information as of March 12, 2002, regarding the amount and nature of beneficial ownership of common stock by each of the directors of the corporation, each of the executive officers listed in the Summary Compensation Table above, and by all of the directors and executive officers of the corporation as a group. Each such individual has sole voting and investment power with respect to the shares listed except as otherwise indicated in the footnotes to the table.

                                                                    Percentage
                                                 Amount and             of
                                                 Nature of          Outstanding
Name of                                          Beneficial           Common
Beneficial Owner                                 Ownership           Stock(k)
----------------                                 ----------         -----------
William R. Baierl...............................  325,326(a)           11.08%
John C. Brown, Jr...............................    1,000(b)             --
Grant A. Colton, Jr.............................  123,290(c)            4.20%
L.R. Gaus.......................................   99,229(d)(e)         3.38%
Nicholas C. Geanopulos..........................    9,409(d)(f)          --
Gus P. Georgiadis...............................    5,700(g)             --
Lloyd G. Gibson.................................   51,425(h)            1.75%
Charles S. Lenzner..............................   17,819(d)(f)(i)       --
David J. Malone.................................    1,506(b)             --
Kenneth L. Rall.................................   17,176(d)             --
Arthur J. Rooney, II............................   10,585(d)(j)          --
All directors and executive officers of the
 corporation as a group (13 persons)............  684,816              23.32%

--------
(a) Includes 133,933 shares owned by a company controlled by Mr. Baierl and includes 11,133 shares held in trust as to which Mr. Baierl has voting and dispositive power but disclaims beneficial ownership. Also includes 3,109 stock options granted under the corporation's Non-Employee Director Stock Option Plan which are currently exercisable.

(b) Includes 500 stock options granted under the corporation's Non-Employee Director Stock Option Plan, which are currently exercisable.
(c) Includes 77,664 shares owned by companies controlled by Mr. Colton, and 43,717 shares owned jointly by Mr. Colton and his wife as to which he shares voting and investment power. Also includes 1,909 stock options granted under the corporation's Non-Employee Director Stock Option Plan, which are currently exercisable.
(d) Includes 4,149 stock options granted under the corporation's Non-Employee Director Stock Option Plan, which are currently exercisable.
(e) Includes 61,450 shares held in spouse's name as to which Mr. Gaus has no voting and dispositive powers, and disclaims beneficial ownership.
(f) Except as otherwise footnoted, these shares are jointly owned by the named individual and his spouse and the named individual shares voting and investment power over such shares with his spouse.
(g) Includes 1,526 stock options granted under the corporation's non-employee stock option plan, which are currently exercisable.
(h) Includes 48,325 stock options granted to Mr. Gibson.
(i) Includes 1,839 shares held in custodian accounts for children as to which Mr. Lenzner shares voting power.
(j) Includes 5,188 shares held by an investment club as to which Mr. Rooney shares voting power.
(k) Unless otherwise indicated, the number of shares owned does not exceed one percent of the class.

Transactions with Directors and Executive Officers

  Except as otherwise indicated, there have been no material transactions between the corporation or the bank, and any director or executive officer of the corporation or the bank, or any associate of the foregoing persons, nor have any material transactions been proposed. The corporation and the bank have engaged in and intend to continue to engage in banking and financial transactions in the ordinary course of business with directors and officers of the corporation and the bank and their associates on comparable terms and with similar interest rates as those prevailing from time to time for other customers of the corporation and the bank. Total loans outstanding from the corporation and the bank at December 31, 2001, to the corporation's and the bank's officers and directors as a group and to members of their immediate families and companies in which they had an ownership interest of 10% or more was $9,313,242 or approximately 25.40% percent of the total equity capital of the bank. These loans were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and do not involve more than the normal risk of collectibility or present other unfavorable features.

Section 16(a) Beneficial Ownership Reporting Compliance

  Section 16(a) of the Securities Exchange Act of 1934, requires each of the corporation's directors and executive officers and each beneficial owner of more than 10% of the corporation's common stock to file with the Securities and Exchange Commission initial reports of his ownership of, and periodic reports of his or her transactions in, the corporation's common stock. Based solely upon the corporation's review of Forms 3, 4 and 5 and amendments thereto furnished to the corporation for the fiscal year ended December 31, 2001, and written representations from certain reporting persons that no Forms 5 were required to be filed for those persons, the corporation believes that, during the period January 1, 2001, through December 31, 2001, the corporation's executive officers, directors and 10% shareholders were in compliance with all filing requirements applicable to them, and all reports required to be filed were filed on a timely basis.

                  SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS
                                 (Proposal 2)

  The Board of Directors has engaged the services of Deloitte & Touche, L.L.P., Certified Public Accountants, of Pittsburgh, Pennsylvania, as independent accountants to audit the financial statements for the corporation and its subsidiaries for the 2002 fiscal year. The Board proposes that the shareholders ratify the Board's appointment of Deloitte & Touche, L.L.P. as the corporation's and the bank's independent accountants for the 2002 fiscal year. Deloitte & Touche, L.L.P., has advised the corporation that none of its members has any financial interest in the corporation or the bank. Deloitte & Touche, L.L.P., served as the corporation's and the bank's independent accountants for the 2001 fiscal year. They also assisted the corporation and the bank with the preparation of federal and state tax returns and provided assistance in connection with regulatory matters, charging the corporation and the bank at its customary hourly billing rate. The corporation's Board of Directors approved these non-audit services after determining that the accountants' independence and objectivity would not be adversely affected. In the event shareholders do not ratify the selection of Deloitte & Touche, L.L.P., the Board of Directors may appoint another accounting firm to provide independent public accounting services for the 2002 fiscal year.

  Representatives of Deloitte & Touche, L.L.P., are not expected to be present at the annual meeting, but would be permitted to attend and make a statement if they desire to do so. They are available to respond to appropriate questions, which may be addressed in writing to Deloitte & Touche, L.L.P., 2500 One PPG Place, Pittsburgh, PA 15222-5401.

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR RATIFICATION OF DELOITTE & TOUCHE, L.L.P., AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE YEAR 2002.

                            CORPORATION PERFORMANCE

  The corporation's common stock trades on the NASDAQ National Market tier of the NASDAQ Stock Market under the symbol: NSDB. The following graph compares the percentage change in cumulative total shareholder return on the corporation's common stock during the period from December 31, 1995 to December 31, 2001, with the cumulative total shareholder return on stocks included in (a) the NASDAQ composite index and (b) the NASDAQ bank stocks index. The information presented in the graph assumes that the value of the investment in the corporation's common stock and each index was $100 on December 31, 1995 and that all dividends were reinvested.
                                   [CHART]

                          Total Return Performance

                                          Period Ending
                     ---------------------------------------------------------
-
Index                12/31/96  12/31/97  12/31/98  12/31/99  12/31/00  12/21/01
------------------------------------------------------------------------------
-
NSDB                  100.00    204.15    170.33    127.13    116.40    166.88
NASDAQ - Total U.S.   100.00    121.64    169.84    315.20    191.36    151.07
NASDAQ Bank Index     100.00    163.59    144.33    132.81    152.30    167.64

                                 OTHER MATTERS

  As of the date of this proxy statement, management has no knowledge of any matters to be presented for consideration at the annual meeting other than those referred to above. If any other matters properly come before the annual meeting, the persons named in the accompanying proxy intend to vote, to the extent permitted by law, in accordance with their best judgment.

                                 ANNUAL REPORT

  The corporation is enclosing a copy of its annual report for its fiscal year ended December 31, 2001, with this proxy statement. In addition, upon request the corporation will furnish, without charge, a copy of its annual report to the Securities and Exchange Commission on Form 10-K, which contains additional information, for the fiscal year ended December 31, 2001, to any record or beneficial owner of its common stock at the close of business on March 12, 2002. All requests must be in writing, addressed to James P. Radick, Treasurer, NSD Bancorp, Inc., 5004 McKnight Road, Pittsburgh, PA 15237, and if from a beneficial owner, must contain a representation that the person making the request was the beneficial owner, as of March 12, 2002, of common stock of the corporation. The corporation reserves the right to charge a reasonable fee for providing a copy of its annual report on Form 10-K to persons other than those referred to above.

[X] PLEASE MARK VOTES                               REVOCABLE PROXY
    AS IN THIS EXAMPLE                              NSD BANCORP, INC.                                               With-    For All
                                                                                                               For   hold     Except
PROXY FOR ANNUAL MEETING OF SHAREHOLDERS                              1. ELECTION AS DIRECTORS (except         [ ]    [ ]      [ ]
           APRIL 23, 2002                                                as marked to the contrary below):
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS                            Nicholas C. Geanopulos, Gus P. Georgiadis, Lloyd G. Gibson,
 The undersigned hereby appoints William R. Baierl, Grant A. Colton,     Charles S. Lenzner, Kenneth L. Rall
Jr., Arthur J. Rooney, II, or any of them, proxies of the
undersigned, with full power of substitution, to vote the shares of    INSTRUCTION: To withhold authority to vote for any individual
NSD BANCORP, INC. which the undersigned would be entitled to vote if   nominee, mark "For All Except" and write that nominee's name
personally present at the meeting or any adjournment of it:            in the space provided below.


                                                                       -------------------------------------------------------------
                                                                                                             For   Against   Abstain
                                                                       2. To ratify the appointment of       [ ]      [ ]      [ ]
                                                                          Deloitte & Touche, LLP., Certified
                                                                          Public Accountants, as independent
                                                                          auditors and accountants.

                                                                                                             For   Against   Abstain
                                                                       3. In their discretion to vote upon   [ ]     [ ]       [ ]
                                                                          other matters as may properly come
                                                                          before the meeting.

                                                                          THIS PROXY WHEN PROPERLY SIGNED, WILL BE VOTED IN THE
                                                                       MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO
                                                                       DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ALL
                                                                       NOMINEES LISTED ABOVE, AND FOR PROPOSAL 2.
                                     -----------------------------
 Please be sure to sign and date    |   Date                      |
  this Proxy in the box below.      |                             |       Please sign as your name appears hereon. Joint owner
------------------------------------------------------------------|    should each sign. When signing as attorney, executor,
|                                                                 |    administrator, trustee or guardian, please give full title
|                                                                 |    as such.
|                                                                 |
-----Stockholder sign above------Co-holder (if any) sign above-----

+                                                                                                                                +
-----------------------------------------------------------------------------------------------------------------------------------
                           /\ Detach above card, sign, date and mail in postage paid envelope provided. /\
                                                         NSD BANCORP, INC.
-----------------------------------------------------------------------------------------------------------------------------------
|                                                        PLEASE ACT PROMPTLY                                                       |
|                                               SIGN, DATE & MAIL YOUR PROXY CARD TODAY                                            |
------------------------------------------------------------------------------------------------------------------------------------
IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH
THE PROXY IN THE ENVELOPE PROVIDED.

-------------------------------------------------------------

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